Exhibit 10.4

KATALYST SECURITIES LLC
630 THIRD AVENUE, 5TH FLOOR
NEW YORK, NY 10017
TEL: 212-400-6993 FAX: 212-247-1059
Member: FINRA & SIPC

February 15, 2019

STRICTLY CONFIDENTIAL

Mr. Brandon Stump
CEO
Charlie’s Chalk Dust LLC
1007 Brioso Drive
Costa Mesa, CA 92627

Dear Mr. Stump:

This letter (the “Agreement”) constitutes our understanding with respect to the engagement of Katalyst Securities LLC (“Katalyst”), registered broker dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and SIPC, as an exclusive placement agent (hereinafter referred to as “Placement Agent”), by Charlie’s Chalk Dust LLC, a Delaware limited liability company (the “Company”) to assist the Company with (i) a minimum Sixteen Million Five Hundred Thousand Dollars ($16,500,000) private placement financing of the Company (the “Offering”) of equity securities by the Company immediately preceding the proposed merger (the “Merger”) with a wholly owned subsidiary (“Acquisition Sub”) of True Drinks Holdings, Inc., a Nevada corporation (“TRUE”) or simultaneously with or immediately after the Merger, and (iii) to assist the Company with other filings required by FINRA, United States Securities and Exchange Commission (the “SEC”) and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The terms and conditions of the Merger will be negotiated between and mutually agreed upon between the Company and TRUE and nothing herein implies that the Placement Agent would have the power or authority to bind the Company or TRUE or an obligation of the Company or TRUE to accept a proposed Merger, issue any Securities (as defined herein), or complete an Offering. The Offering will be made pursuant to the exemptions afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and applicable state securities laws. Following the Merger, the “Company” shall be deemed to include TRUE and Acquisition Sub. The proposed capitalization table of TRUE, post reorganization, private placement offering is set forth in Exhibit A, attached herewith, is not final and subject to changes.

A. APPOINTMENT OF KATALYST.

During the Term (as defined below), the Company hereby engages the Placement Agent to serve as its exclusive placement agent in connection with the Offering.

The Placement Agent hereby accepts such engagement on a “reasonable best efforts” basis upon the terms and conditions set forth herein. The Company acknowledges and agrees that the Placement Agent will be entitled to provide services, in whole or in part, through any current or future affiliate or sub-agent(s) selected by the Placement Agent and references to the Placement Agent shall, where the context so requires, include reference to any such affiliate or sub-agent(s).
The Company acknowledges and agrees that Katalyst’s engagement hereunder is not an agreement or commitment, express or implied, by Katalyst or any of its affiliates to underwrite or purchase any securities or otherwise provide financing. The proposed private placement is to be made directly by the Company to the purchasers pursuant to agreements entered into between the purchasers and the Company. Purchases of Securities may be made by the Placement Agent and any selected sub-dealers and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company (collectively, the “Affiliates”) for the Offering and such purchases will be made by the Affiliates based solely upon the same information that is provided to the investors in the Offering.

The proposed Offering will seek to raise a minimum of gross proceeds of Sixteen Million Five Hundred Thousand Dollars ($16,500,000) through the sale of units (such units, together with the Class A Units, the Warrants and the Brokers Warrants (each as defined herein) ,the “Securities”) consisting of (i) one Class A Unit of the Company’s (the “Class A Unit”), and (ii) warrants to purchase 0.50 Class A Units (the “Warrants”) immediately preceding the Merger or TRUE common stock simultaneously with or immediately after the Merger (in either case, the “Common Stock”), (the “Minimum Offering”), and a maximum of gross proceeds of Twenty Million Dollars ($20,000,000) (the “Maximum Offering”). The Warrants shall have a five (5) year life and an exercise price equal to $2.50. The Warrants shall convert into similar warrants of TRUE following consummation of the Merger. The Minimum Offering will include the participation of to be identified strategic investor(s) (the “Strategic Investor”) in the amount of at least Five Million Dollars ($5,000,000). The offering price for each Unit is $2.50 (the “Purchase Price”). The minimum subscription is Twenty Five Thousand Dollars ($25,000) provided, however, subscriptions in lesser amounts may be accepted by the Company in its sole discretion.

The Closing, as defined below, of the Offering is anticipated on or before March 31, 2019, or at such time and place as mutually agreed to by the Company and the Placement Agent. (the “Offering Period”).

B. FEES AND EXPENSES.

1. FINANCING FEE.

(a) CASH PORTION. Subject to the Closing of the Offering and the Merger, the Company hereby agrees to pay (or cause TRUE to pay) the Placement Agent (or the designees authorized by such Placement Agent), at the Closing of the Offering, as compensation for their services hereunder, a cash fee (the “Financing Fee”) in the amount of Ten Percent (10.0%) of the gross proceeds from any sale of Securities in the Offering to Investors. The Financing Fee shall be paid to the Placement Agent in cash by wire transfer from the escrow account in which the Offering proceeds are deposited, concurrently with the delivery of the net proceeds to the Company at the Closing of the Offering.

(b) WARRANT PORTION. At the Closing of the Merger, the Company
will issue to the Placement Agent (or the designees authorized by such Placement Agent), as compensation for its services hereunder, warrants to purchase shares of TRUE’s common stock equal to Ten Percent (10%) of the Class A Units sold in the Offering (as adjusted pursuant to the terms of the Merger) to Investors plus Ten Percent (10%) of the Warrants sold in the Offering (as adjusted pursuant to the terms of the Merger) to Investors (the “Broker Warrants”), with a term of five (5) years from the final closing of the Offering and an exercise price of $2.50 per share. The Broker Warrants shall be the same as the warrants issued to the Investors upon the Merger. The Financing Fee and the Broker Warrants are sometimes referred to collectively as the “Broker Fees”). The Broker Warrants may be issued directly to the Placement Agent’s employees and affiliates at the Placement Agent’s written request.

(c) TAIL PROVISIONS. The Company shall also pay to the Placement Agent the Financing Fee and the Broker Warrants calculated in the manner provided in Sections B.1(a) and 1(b) above with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided the Company, or to any Affiliate of the Company, by investors whom the Placement Agent had “introduced” (as defined below), directly or indirectly, to the Company during the Offering Period if such Subsequent Financing is consummated at any time within the twelve (12) month period following the earlier of the expiration or termination of this Agreement or the closing of the Offering (the “Tail Period”). A party “introduced” by the Placement Agent shall mean an investor who either (i) participated in the Offering, (ii) met with the Company and/or had a conversation with the Company either in person or via telephone regarding the Offering, (iii) was provided by the Placement Agent with a copy of the Company’s offering memorandum (or other materials prepared and/or approved by the Company in connection with the Offering), or (iv) contacted by the Placement Agent during the Offering Period, in each case based upon such investor expressing an interest, directly or indirectly, to the Placement Agent in investing in the Offering. An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity.

2. EXPENSES. In addition to the compensation payable pursuant to Section B(1), the Company hereby agrees to pay Katalyst a non-accountable expense allowance in the amount of One Hundred Twenty Five Thousand Dollars ($125,000) (the “Katalyst Expense Fee”) paid directly from the escrow account at the time of the Closing from the gross proceeds. The Katalyst Expense Fee is separate and apart from the Broker Fees. Regardless whether the Offering is consummated and if there is no Closing, the Katalyst Expense Fee will be due and payable within five (5) days of written request to the Company by wire transfer. The Katalyst Expense Fee is in addition to the reimbursement of fees and expenses relating to attendance by the Placement Agent at proceedings or to indemnification and contribution as contemplated elsewhere in this agreement.

C. TERM AND TERMINATION OF ENGAGEMENT. Except as set forth below, the term of this Agreement begins on the date of this Agreement and shall end automatically upon the earlier to occur of (i) after final Closing of the Offering or (ii) the date of termination of the Offering (the “Term”). Notwithstanding the Term of this Agreement, this Agreement may be earlier terminated (a) immediately by Company in the event of the Placement Agent’s failure to perform any of its material obligations hereunder or fraud, illegal or willful misconduct or gross negligence or (b) without cause by either the Company or the Placement Agent, on written notice of no less than ten (10) business days, provided that no such notice may be given by the Company for a period of 30 days from the date of this Agreement. Notwithstanding any such expiration or termination, the terms of this Agreement other than Paragraphs A and B shall all remain in full force and effect and be binding on the parties hereto, including the exculpation, indemnification and contribution obligations of the Company, the confidentiality obligations, and provided the Agreement is not terminated by the Company pursuant to subclause (a) of this paragraph C, the right of the Placement Agent to receive any earned but unpaid Broker Fee hereunder and the right of the Placement Agent to receive reimbursement for its expenses in accordance with paragraph B(2) above.

D. SUBSCRIPTION AND CLOSING PROCEDURES.

(a) The Company shall cause to be delivered to the Placement Agent copies of the Subscription Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Subscription Documents in connection with the sale of the Securities until the earlier of (i) the Termination Date or (ii) the final Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Subscription Documents or to use any offering materials other than the Subscription Documents in connection with the sale of the Securities, unless the Company first provides the Placement Agent with notification of such information, representations or offering materials.

(b) The Company shall make available to the Placement Agent and its representatives such information, including, but not limited to, financial information, and other information regarding the Company (the “Information”), as may be reasonably requested in making a reasonable investigation of the Company and its affairs. The Company shall provide access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company as shall be reasonably requested by the Placement Agent. The Company recognizes and agrees that the Placement Agent (i) will use and rely primarily on the Information and generally available information from recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

(c) Each prospective purchaser will be required to complete and execute the Subscription Documents, Anti-Money Laundering Form, Accredited Investor Certification and other documents which will be forwarded or delivered to the address identified in the Subscription Documents.

(d) Simultaneously with the delivery to the Placement Agent of the Subscription Documents, the subscriber’s check or other good funds will be forwarded directly by the subscriber to the escrow agent and deposited into a non interest bearing escrow account (the “Escrow Account”) established for such purpose with Delaware Trust Company (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of the escrow agreement among the Company, the Placement Agent and Delaware Trust Company (the “Escrow Agreement”). The Company shall (or shall cause TRUE to) pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of subscriptions for the amount for Closing, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at the Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent. The Company will forward directly to the subscribers the documents countersigned by the Company. The Company will give notice to the Placement Agent of its acceptance of each subscription. The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

(e) If subscriptions for at least the Minimum Amount for closing have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Securities sold (the “Closing”). Delivery of payment for the accepted subscriptions for the Securities from the funds held in the Escrow Account will be made at the Closing at the Placement Agent’s office against delivery of the Securities by the Company at the address set forth in Section 12 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts agreed upon by the parties herein, including, the Blue Sky counsel as of the Closing. Executed certificates for the post-merger shares of TRUE will be in such authorized denominations and registered in such names as the Placement Agent may request on or before the date of the Closing (“Closing Date”). The certificates will be forwarded to the subscriber directly by either the Company or the stock transfer agent within ten (10) business days following the Closing. At the Closing, the Company will cause TRUE to deliver irrevocable issuance instruction to its stock transfer agent, if applicable, for the issuance of certificates representing the Shares being sold and will deliver the warrants for the purchase of TRUE common stock in exchange for the Warrants.

(f) If Subscription Documents for the Minimum Offering Amount for Closing have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Securities will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Securities to be promptly returned to such subscribers without interest, penalty, expense or deduction. The Company will be responsible for all the fees charged by the Escrow Agent.

E. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company represents and warrants to, and agrees with, the Placement Agent that:

1. The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement. The execution, delivery and performance of this Agreement and the Offering of Securities will not violate or conflict with any provision of the charter or bylaws of the Company or, except as would not have a material adverse effect, any agreement or other instrument to which the Company is a party or by which it or any of its properties is bound. Any necessary approvals, governmental and private, will be obtained by the Company prior to any Closing, except as may be waived or obtained or filed following any Closing and except where the failure to obtain any such approval would not have a material adverse effect.

2. The Securities will be offered and sold by the Company and TRUE in compliance with the requirements for the exemption from registration pursuant to Section 5 of the Securities Act of 1933, as amended (including any applicable exemption therefrom), and with all other securities laws and regulations. The Company or TRUE will file appropriate notices with the Securities and Exchange Commission and with other applicable securities authorities.

3. The information in any presentation materials, memorandum or other offering documents furnished to investors in the Offering by the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading.

4. The Company hereby permits the Placement Agent to rely on the representations and warranties made or given by the Company, TRUE or Acquisition Sub to any acquirer of Securities in any agreement, certificate or otherwise in connection with the Offering.

F. INDEMNIFICATION AND CONTRIBUTION. The Company agrees to (and will cause TRUE and Acquisition Sub, upon consummation of the Merger, to undertake to) indemnify Katalyst and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I. These provisions will apply regardless of whether any Offering is consummated.

G. LIMITATION OF ENGAGEMENT TO THE COMPANY. The Company acknowledges that Katalyst has been retained only by the Company, that Katalyst is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Katalyst is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Katalyst or any of its respective affiliates, or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), employees or agents. Unless otherwise expressly agreed in writing by Katalyst, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Katalyst, and except for TRUE following the Merger, no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Katalyst to the Company in connection with Katalyst’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Katalyst shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Katalyst, or its respective designees, affiliates or sub-dealers.

H. LIMITATION OF PLACEMENT AGENT’S LIABILITY TO THE COMPANY. Katalyst shall not have any liability to the Company, TRUE or Acquisition Sub for any Losses attributable to the gross negligence, intentional misrepresentation or willful misconduct of another Placement Agent or Investment Banker.

I. GOVERNING LAW. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts to be wholly performed in said state.

J. INFORMATION; RELIANCE. The Company shall furnish, or cause to be furnished, to the Placement Agent all information reasonably requested by the Placement Agent for the purpose of rendering services hereunder and shall further make available to the Placement Agent all such information to the same extent and on the same terms as such information is available to the Company and potential lenders and investors (all such information being the “Information”). The Company shall notify the Placement Agent of any material adverse change, or development that may lead to a material adverse change, in the business, properties, operations or financial condition or prospects of the Company or any other material Information. In addition, the Company agrees to make available to the Placement Agent upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Placement Agent (a) will use and rely on the Information, including any documents provided to investors in each Offering(the “Offering Documents,” which shall include any Purchase Agreement) and if any prepared by the Company, a private placement memorandum, and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) do not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information, except for any written information furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with the Placement Agent or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by the Placement Agent thereof, including any document included therein. At each Offering and the closing of the Merger, at the request of the Placement Agent, the Company shall deliver copies of such officer’s certificates, in form and substance reasonably satisfactory to the Placement Agent and its counsel as is customary for such Offering.

K. USE OF INFORMATION. The Company authorizes the Placement Agent to transmit to the prospective purchasers of Securities the Company’s power point presentation prepared by the Company and private placement memorandum (if any, and if prepared by the Company) (the “Presentation Materials”). The Company represents and warrants that the Presentation Materials (i) will be prepared by the management of the Company; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will advise the Placement Agent promptly if it becomes aware of the occurrence of any event or any other change known to the Company which results in the Presentation Materials containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, if any Placement Agent elects to not transmit Presentation Materials to prospective purchasers, such Placement Agent shall direct qualified prospective purchasers to an electronic data room in which the Company makes available the Presentation Materials for review by qualified prospective purchasers.

L. ANNOUNCEMENT OF TRANSACTION. The Company and the Placement Agent acknowledge and agree that Katalyst may, subsequent to the Closing of the Offering and to the extent Katalyst receives a Broker Fee for Securities sold in the Offering, make public its involvement with the Company and TRUE; provided that any such public announcement or other public disclosure (other than customary tombstone presentations or other investment banking presentation materials containing only publicly available information) shall be approved by the Company and TRUE, which approval shall not be unreasonably withheld.

M. ADVICE TO THE BOARD. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including a potential Merger or Offering. The Company’s board of directors and senior management may consider the Placement Agent’s advice, but will base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, Katalyst will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of its services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without the Placement Agent’s prior written consent. Katalyst does not provide accounting, tax, or legal advice. Katalyst is not responsible for the success of any Offering.

N. ENTIRE AGREEMENT. This Agreement was drafted by the Company and the Placement Agent’s respective counsels and constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

O. AMENDMENT. This Agreement may not be modified except in writing signed by each of the parties hereto.

P. NO PARTNERSHIP. The Company is a sophisticated business enterprise that has retained the Placement Agent for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

Q. NOTICE. All notices and other communications required hereunder shall be in writing and shall be deemed effectively given to a party by (a) personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, firstclass mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties;

If to the Company:

Charlie’s Chalk Dust LLC
Mr. Brandon Stump, CEO
1007 Brioso Drive
Costa Mesa, CA 92627
Email: brandon@charlieschalkdust.com

With a copy to:
(which shall not constitute notice)

Eliezer Drew, Esq.
Grushko & Mittman, P.C.515
Rockaway Avenue
Valley Stream, NY 11581
(212) 697-9500
(212) 697-3575 (f) eli@grushkomittman.com

If to Katalyst Securities LLC.

Katalyst Securities, LLC
630 Third Avenue, 5th Floor
New York, NY 10017
Attention: Michael Silverman
Managing Director

With a copy to:
(which shall not constitute notice)

Barbara J. Glenns, Esq.
Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 7
New York, NY 10010

R. SEVERABILITY. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated.

S. GOVERNING LAW AND JURISDICTION. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF FINRA ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

T.
OTHER INVESTMENT BANKING SERVICES. The Company acknowledges that
Katalyst and its affiliates are securities firms engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, the Placement Agent and its affiliates, registered representatives and employees may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s or TRUE’s debt or equity securities, the Company’s affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Placement Agent and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company, TRUE, the Merger, or an Offering. The Company also acknowledges that the Placement Agent and its affiliates have no obligation to use in connection with this engagement or to furnish to the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Placement Agent may have fiduciary or other relationships whereby the Placement Agent or its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or TRUE or others with interests in respect of any Merger or Offering. The Company acknowledges that the Placement Agent or such affiliates may exercise such powers and otherwise perform their functions in connection with such fiduciary or other relationships without regard to the defined relationship to the Company hereunder.

U.
MISCELLANEOUS.

(1) This Agreement shall be binding upon and inure to the benefit of the Placement Agent and the Company and their respective assigns, successors, and legal representatives.

(2) This Agreement may be executed in counterparts (including facsimile or in pdf format counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(3) Notwithstanding anything herein to the contrary, in the event that the Placement Agent determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of the Placement Agent to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

V. CONFIDENTIALITY.

(a) The Placement Agent will maintain the confidentiality of the Information and, unless and until such Information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as provided for herein, authorized by the Company or as required by law or by request of a governmental authority, FINRA or court of competent jurisdiction. In the event the Placement Agent is legally required to make disclosure of any of the Information, the Placement Agent will give prompt notice to the Company prior to such disclosure, to the extent the Placement Agent can practically do so.

(b) The foregoing paragraph shall not apply to information that:

(i) at the time of disclosure by the Company, is or thereafter becomes, generally available to the public or within the industries in which the Company conducts business, other than as a result of a breach by the Placement Agent of its obligations under this Agreement; or

(ii) prior to or at the time of disclosure by the Company, was already in the possession of, the Placement Agent or any of its affiliates, or could have been developed by them from information then lawfully in their possession, by the application of other information or techniques in their possession, generally available to the public; at the time of disclosure by the Company thereafter, is obtained by the Placement Agent or any of its affiliates from a third party who the Placement Agent reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or is independently developed by the Placement Agent or its affiliates.

The exclusions set forth in sub-section (b) above shall not apply to pro forma financial information of the Company, which pro forma Information shall in all events be subject to sub- section (a) above.

(c) Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

W. DISCLOSURE. The Company acknowledges that some of the shareholders of TRUE may be registered representatives, agents or employees affiliated with the Placement Agent and may receive selling commissions or payment as per the terms of this executed Agreement.

X. NO DISQUALIFICATION EVENTS.

(a) The Company represents and warrants the following:

(i) None of Company, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event (as defined below), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Covered Person is subject to a
Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(ii) The Company will promptly notify Katalyst in writing of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(iii) The Company is aware that other persons (other that any Issuer Covered Persons and the Placement Agent Covered Person (as defined below) will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities. (b) The Placement Agent represents and warrants the following:

(i) No Disqualification Events. Neither it nor TRUE, nor to its knowledge any of their respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is subject to any of the “Bad Actor” disqualifications currently described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(ii) Other Covered Persons. The Placement Agent is aware that other persons (other than any Issuer Covered Person or Placement Agent Covered Person) will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(iii) Notice of Disqualification Events. The Placement Agent will notify the Company promptly in writing of (A) any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company in accordance with the provisions of this Section and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person.

 [Signature Page Follows]

In acknowledgment that the foregoing correctly sets forth the understanding reached by the Placement Agent and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date first indicated above.

Charlie’s Chalk Dust LLC.

By: /s/ Brandon Stump
Brandon Stump
CEO

KATALYST SECURITIES LLC

By: /s/ Michael A. Silverman
Michael A. Silverman
Managing Director

True Drinks Holdings, Inc. agrees that upon completion of the Merger, and only following the Merger, (i) the term “Company” as used in this Agreement shall also apply to True Drinks Holdings, Inc., (ii) it becomes a party to this Agreement as if signed by True Drinks Holdings, Inc. as of the date hereof and (iii) it will guarantee the obligations of Acquisition Sub, including the indemnification and tail provisions of this Agreement.

TRUE DRINKS HOLDINGS, INC.

By: /s/ Robert Van Boerum
Name: Robert Van Boerum
Title: Principal Executive Officer and Principal Financial Officer

APPENDIX I

INDEMNIFICATION AND CONTRIBUTION

 The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, officers, directors, employees, agents and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, to which any such Indemnified Person may become subject arising out of or in connection with the transactions contemplated in the Agreement to which this Appendix I is attached (the “Agreement”), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement of a material fact or omission to state a material fact in Offering Documents required to be stated therein or necessary to make the statements therein not misleading in any litigation, investigation or proceeding (collectively, the “Proceedings”), regardless of whether any of such Indemnified Person is a party to the Agreement, and to reimburse such Indemnified Persons for any reasonable and documented legal or other expenses as they are incurred in connection with investigating, responding to or defending against in any Proceeding, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily and directly from the fraud, gross negligence or willful misconduct of an Indemnified Person; and provided, further, that the foregoing indemnification will not apply to any loss, claim, damage, liability or expense arising out of or based upon any written information furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents; provided further that the Company shall only have the obligation to reimburse an Indemnified Person if such Indemnified Person provides to the Company a written undertaking of such Indemnified Person to repay to the Company the amount so advanced to the extent that any such reimbursement is so held to have been improper in a final judgment by a court of competent jurisdiction, and if the court of competent jurisdiction holds that such reimbursement was improper, such Indemnified Person shall promptly return any amount advanced to it by the Company. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company its affiliates, officers, directors employees, agents, creditors or stockholders, directly or indirectly, for or in connection with the Agreement, any transactions contemplated in the Agreement, or the Placement Agent’s role or services in connection with the Agreement, except to the extent that any liability for losses, claims, demands, damages, liabilities or expenses incurred by the Company are finally judicially determined to have resulted primarily from the fraud, gross negligence or willful misconduct of such Indemnified Person or have resulted from any written information furnished to the Company by the Placements Agent specifically for inclusion in the Offering Documents. The Company will be liable to pay the legal fees, expenses and costs incurred by Katalyst’s legal team related to any lawsuit but will not be obligated to pay the legal fees of a sub dealer brought in by Katalyst if named in the lawsuit, unless agree to by the Company. If the Company engages additional Placement Agents in addition to Katalyst, then the Company will be liable for those Placement Agents’ legal fees, expenses and costs separate and apart to the legal fees, expenses and costs incurred by and due Katalyst’s legal team.

 If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company and the Placement Agent in accordance with the contributions provisions herein, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Katalyst on the other hand, but also the relative fault of the Company and Katalyst, as well as any relevant equitable considerations; provided that, in no event, will the aggregate contribution of Katalyst hereunder exceed the amount of fees actually received by Katalyst pursuant to this Agreement and in no event will the aggregate contribution of the Company hereunder exceed the amount of proceeds received by the Company (or TRUE) through the sale of Securities in the Offering to investors first contacted by Katalyst. The indemnity, reimbursement and contribution obligations of the Company under this Agreement will bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person.

 Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, that Indemnified Person will, if a claim is to be made under this indemnity agreement against the Company in respect of the Proceedings, notify the Company in writing of the commencement of the Proceedings; provided that (i) the omission so to notify the Company will not relieve the Company from any liability that the Company may have under this indemnity agreement except to the extent the Company has been materially prejudiced by such omission, and (ii) the omission to so notify the Company will not relieve the Company from any liability that the Company may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any Proceedings are brought against any Indemnified Person and it notifies the Company of the commencement of the Proceedings, the Company will be entitled to participate in the Proceedings and, to the extent that it may elect by written notice delivered to the Indemnified Person, to assume the defense of the Proceedings with counsel reasonably satisfactory to the Indemnified Person; provided that, if the defendants in any Proceedings include both the Indemnified Person and the Company and the Indemnified Person concludes that there may be legal defenses available to the Indemnified Person that are different from or in addition to those available to the Company, the Indemnified Person has the right to select separate counsel to assert those legal defenses and to otherwise participate in the defense of the Proceedings on its behalf at its sole expense. Upon receipt of notice from the Company to the Indemnified Person of its election to assume the defense of the Proceedings, the Company will not be liable to the Indemnified Person for expenses incurred by the Indemnified Person in connection with the defense of the Proceedings (other than reasonable costs of investigation) unless the Company authorizes, in writing, the employment of counsel for the Indemnified Person and expressly agrees in writing to be liable for the reasonable expenses of such legal counsel.

 The Company will not be liable for any settlement of any Proceedings effected without its written consent (which consent must not be unreasonably withheld), but if settled with the Company’s written consent or if a final judgment for the plaintiff in any such Proceedings is delivered, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment. The Company may not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought under this indemnity agreement by such Indemnified Person unless the settlement includes an unconditional release of the Indemnified Person, in form and substance reasonably satisfactory to the Indemnified Person, from all liability on claims that are the subject matter of such Proceedings.

The Company’s reimbursement, indemnity and contribution obligations hereunder will be in addition to any liability that it may otherwise have.

Capitalized terms used but not defined in this Appendix I have the meanings assigned to such terms in the Agreement.